UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):		January 18, 2019
Cooper Tire & Rubber Company
(Exact name of registrant as specified in its charter)
Delaware	001-04329	344297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 419-423-1321

	Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On January 18, 2019, Cooper Tire & Rubber Company Europe Ltd. (“Cooper Tire Europe”), a subsidiary of Cooper Tire & Rubber Company (the “Company”), announced its decision to cease light vehicle tire production at its Melksham, England facility. Light vehicle tire production is expected to be phased out over a period of approximately 10 months. An estimated 300 roles will be eliminated at the site. Cooper Tire Europe will obtain light vehicle tires to meet customer needs from other production sites within the Company’s global production network. Approximately 400 roles will remain in Melksham to support the functions that continue there, including motorsports and motorcycle tire production, the materials business, Cooper Tire Europe headquarters/sales and marketing, and the Europe Technical Center.

The Company currently estimates that the total impact of this closure will be approximately $10 million to $15 million in restructuring charges, of which 25 to 35 percent are expected to be non-cash charges. The Company also currently estimates that, of this amount, the major costs associated with this closure will include severance and employee-related costs of approximately $5 million to $8 million and costs related to asset write-downs and other of approximately $5 million to $7 million.

A copy of the news release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K contains what the company believes are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the company anticipates may happen with respect to the future performance of the industries in which the Company operates, the economies of the U.S. and other countries, or the performance of the company itself, which involve uncertainty and risk. Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates,” “expects,” “will,” “should,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the Company’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true.

These forward-looking statements include, among others, statements regarding the Company’s subsidiary’s plans to cease light vehicle tire production in Melksham and continue its other operations. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein, including the timing to discontinue light vehicle tire production, the ability and timing to obtain these tires from other company facilities, turnover of employees, the impact on other operations, the Company’s ability to realize the benefits contemplated by the action and the final amount of restructuring charges, which could vary, perhaps materially, from estimates.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this Current Report on Form 8-K are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.

The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in the Company’s filings with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Cooper Tire & Rubber Company’s Press Release dated January 18, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	Cooper Tire & Rubber Company
January 18, 2019	By: /s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Vice President, Assistant General Counsel & Assistant Secretary